UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event):	August 25, 2006

INTER-TEL (DELAWARE),
INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1615 S. 52nd Street, Tempe, Arizona	85281

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 449-8900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     At a meeting held on August 25, 2006, the Special Committee of the Board of Directors (the “Special Committee”) of Inter-Tel (Delaware), Incorporated (the “Company”), with the assistance of its financial and legal advisors, considered and rejected the unsolicited revised acquisition proposal from Steven G. Mihaylo and Vector Capital (the “Mihaylo Group”) to purchase all shares of the Company, other than those held directly or indirectly by Mr. Mihaylo, for cash at a price of $23.25 per share, if the Special Committee publicly committed to sell the Company to the highest bidder in the next 30 days (the “Revised Mihaylo Offer”). A copy of a press release announcing the Special Committee’s determination is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     On August 25, 2006, Alexander L. Cappello, the Chairman of the Special Committee, sent a letter to the Mihaylo Group on behalf of the Special Committee, conveying the Special Committee’s rejection of the Revised Mihaylo Offer. A copy of that letter is attached as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 25, 2006
Exhibit 99.2	Letter to Steven G. Mihaylo and Christopher Nicholson dated August 25, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel (Delaware), Incorporated

Date: August 25, 2006	By:	/s/ Norman Stout

Signature

Norman Stout, Chief Executive Officer

Name/Title